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                                                                EXHIBIT h(11)(b)



                      AMENDMENT TO PARTICIPATION AGREEMENT

                                  BY AND AMONG

                       AIM VARIABLE INSURANCE FUNDS, INC.,

                            A I M DISTRIBUTORS, INC.,

                                       AND

                           IDS LIFE INSURANCE COMPANY,
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS


                              --------------------

               Section 5.3 is hereby amended to add, at the end of the last sentence, the following:

                  IDS Life's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below on the 11th of November, 1997.



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                                      AIM VARIABLE INSURANCE FUNDS, INC.


Attest:  /s/ NANCY L. MARTIN          By: /s/ ROBERT H. GRAHAM
       ---------------------------       ---------------------------------------
         Nancy L. Martin                  Robert H. Graham
         Assistant Secretary              President


                                      A I M DISTRIBUTORS, INC.


Attest:  /s/ NANCY L. MARTIN          By: /s/ W.G. LITTLEPAGE
       ---------------------------       ---------------------------------------
         Nancy L. Martin                  W.G. Littlepage
         Assistant Secretary              Sr. Vice President


                                      IDS LIFE INSURANCE COMPANY, on
                                      behalf of itself and its separate accounts


Attest: /s/ WILLIAM A. STOLTZMANN     By:    /s/ PAMELA J. MORET
       ---------------------------       ---------------------------------------
Name:   William A. Stoltzmann         Name:  Pamela J. Moret
     -----------------------------         -------------------------------------
Title:  Vice President                Title: Vice President
      ----------------------------          ------------------------------------